                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                               SIPEX CORPORATION
                (Name of Registrant as Specified In Its Charter)

                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

--------------------------------------------------------------------------------

                               SIPEX CORPORATION
                               22 LINNELL CIRCLE
                         BILLERICA, MASSACHUSETTS 01821

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 17, 2002

                            ------------------------

TO THE STOCKHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of SIPEX Corporation, a Massachusetts corporation (the "Company"), will be held at the Company's corporate offices, located at 233 South Hillview Drive, Milpitas, California 95035 on May 17, 2002, at 10:00 a.m., local time, for the purposes of considering and acting upon the following matters:

        1. To elect one member to the Board of Directors to serve for a three-year term as the Class III Director.

        2. To transact such other business as may properly come before the meeting or any adjournments thereof.

     Information relating to the above matters is set forth in the attached Proxy Statement. Only stockholders of record at the close of business on April 8, 2002, will be entitled to notice of and to vote at the meeting and any adjournment thereof.

     All stockholders are cordially invited to attend the meeting.

                                          By Order of the Board of Directors,

                                          Frank R. DiPietro
                                          Clerk

Billerica, Massachusetts
Date: April 22, 2002

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE READ THE ATTACHED PROXY STATEMENT AND THEN COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES AT THE MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

                               SIPEX CORPORATION
                               22 LINNELL CIRCLE
                         BILLERICA, MASSACHUSETTS 01821

                            ------------------------

                                PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 17, 2002

                            ------------------------

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of SIPEX Corporation (the "Company") for use at the Annual Meeting of Stockholders to be held at the Company's corporate offices, located at 233 South Hillview Drive, Milpitas, California 95035 on Friday, May 17, 2002, at 10:00 a.m. local time, and at any adjournments thereof.

     Only stockholders of record as of the close of business on April 8, 2002, the record date fixed by the Board of Directors, will be entitled to notice of, and to vote at, the Annual Meeting and at any adjournments thereof. At the close of business on April 8, 2002, there were an aggregate of 24,909,634 shares of common stock, par value $0.01 per share (the "Common Stock"), of the Company issued, outstanding and entitled to vote. The holders of Common Stock are entitled to one vote per share on any proposal presented at the Annual Meeting. Stockholders may vote in person or by proxy. Execution of a proxy will not in any way affect a stockholder's right to attend the meeting and vote in person. Any proxy may be revoked by a stockholder at any time before it is exercised by delivering a written revocation or a later dated proxy to the Clerk of the Company or by attending the Annual Meeting and voting in person.

     The Company's Annual Report on Form 10-K containing financial statements for the fiscal year ended December 31, 2001 is being mailed together with this Proxy Statement to all stockholders entitled to vote. It is anticipated that this Proxy Statement and the accompanying proxy will be first mailed to stockholders on or about April 22, 2002.

QUORUM AND VOTES REQUIRED

     The representation, in person or by proxy, of at least a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business. Shares represented by proxies pursuant to which votes have been withheld from any nominee for director, or which contain one or more abstentions or broker "non-votes," are counted as present or represented for purposes of determining the presence or absence of a quorum for the Annual Meeting. A "non-vote" occurs when a broker or other nominee holding shares for a beneficial owner returns a proxy but the broker does not have discretionary voting power with respect to a particular proposal and has not received instructions from the beneficial owner.

     The election of the Class III Director is by a plurality of the votes cast by stockholders entitled to vote at the Annual Meeting. For all other matters, if any, that may be submitted to stockholders at the Annual Meeting, the affirmative vote of the majority of shares present, in person or represented by proxy, and voting on that matter is required for approval. The vote on each matter submitted to stockholders is tabulated separately. Abstentions are included in the number of shares present and represented and voting on each matter. Broker "non-votes" are not considered voted for the particular matter and have the practical effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated.

     The persons named as attorneys in the proxies are officers of the Company. All properly executed proxies returned in time to be counted at the Annual Meeting will be voted. Any stockholder giving a proxy has the right to withhold authority to vote for the nominee to the Board of Directors by clearly marking the appropriate box provided on the proxy.

     ALL PROXIES WILL BE VOTED IN ACCORDANCE WITH THE STOCKHOLDERS' INSTRUCTIONS, AND IF NO CHOICE IS SPECIFIED, THE ENCLOSED PROXY CARD (OR ANY SIGNED AND DATED COPY THEREOF) WILL BE VOTED IN FAVOR OF THE MATTERS SET FORTH IN THE ACCOMPANYING NOTICE OF MEETING.

     The Board of Directors knows of no other matter to be presented at the Annual Meeting. If any other matter upon which a vote may properly be taken should be presented at the Annual Meeting, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as attorneys in the proxies.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth as of April 8, 2002 information with respect to the beneficial ownership of the Company's Common Stock by (i) each person who is known to the Company to be the beneficial owner of more than five percent of its Common Stock, (ii) each director, or nominee for director, of the Company,
(iii) each of the executive officers named in the Summary Compensation Table under the caption "Executive Compensation Summary" below, and (iv) all directors and executive officers of the Company as a group. Except as otherwise indicated in the footnotes to the table, the beneficial owners listed have sole voting and investment power (subject to community property laws where applicable) as to all of the shares beneficially owned by them. As of April 8, 2002, there were 24,909,634 shares of common stock outstanding.

                                                             AMOUNT AND NATURE OF
NAME AND ADDRESS OF BENEFICIAL OWNER(1)                      BENEFICIAL OWNERSHIP      PERCENT OF CLASS
---------------------------------------                     -----------------------    ----------------
State of Wisconsin Investment Board(2)....................         2,312,100                 9.3%
  P.O. Box 7842
  Madison, WI 53707
T. Rowe Price Associates, Inc.(3).........................         2,203,800                 8.9%
  100 East Pratt Street
  Baltimore, MD 21202
Brown Investment Advisory & Trust Co.(4)..................         2,262,402                 9.1%
  19 South Street
  Baltimore, MD 21202
RS Investment Management Co. LLC(5).......................         2,042,800                 8.2%
  388 Market Street
  San Francisco, CA 94111
James E. Donegan(6).......................................           206,500                   *
Frank R. DiPietro(7)......................................           107,211                   *
Raymond W.B. Chow(8)......................................           125,666                   *
Manfred Loeb(9)...........................................            17,000                   *
Lionel H. Olmer(10).......................................            18,004                   *
John L. Sprague(11).......................................            25,500                   *
Willy M.C. Sansen(12).....................................            20,500                   *
Stephen E. Parks(13)......................................            88,000                   *
Douglas M. McBurnie(14)...................................             6,500                   *

                                                             AMOUNT AND NATURE OF
NAME AND ADDRESS OF BENEFICIAL OWNER(1)                      BENEFICIAL OWNERSHIP      PERCENT OF CLASS
---------------------------------------                     -----------------------    ----------------
Bruce W. Diamond(15)......................................           111,503                   *
All directors and executive officers as a group (10
  persons)(16)............................................           726,384                 2.8%

---------------
  *  Less than 1% of the outstanding Common Stock

 (1) Unless otherwise indicated, to the knowledge of the Company, each person listed above has sole voting and investment power with respect to the shares and maintains a mailing address at: c/o SIPEX Corporation, 22 Linnell Circle, Billerica, MA 01821.

 (2) Based solely on information provided in a Schedule 13G filed with the Securities and Exchange Commission on February 13, 2002, State of Wisconsin Investment Board had sole dispositive power of 2,312,100 shares and sole voting power of 2,312,100 shares.

 (3) Based solely on information provided in a Schedule 13G/A filed with the Securities and Exchange Commission on February 22, 2002, T. Rowe Price Associates, Inc., a registered investment advisor, together with T. Rowe Price New Horizons Fund, Inc. agreed to file jointly. T. Rowe Price Associates, Inc. may be deemed to beneficially own 2,203,800 shares, have sole dispositive power of 2,203,800 shares, and sole voting power of 326,200 shares. T. Rowe Price New Horizons Fund, Inc. may be deemed to beneficially own 1,275,000 shares and have sole voting power of 1,275,000 shares.

 (4) Based solely on information provided in a Schedule 13G/A filed with the Securities and Exchange Commission on March 9, 2001, Brown Investment Advisory & Trust Company and its wholly owned subsidiary Brown Advisory Incorporated had sole dispositive power of 1,075,741 and 1,168,111 shares, respectively, and sole voting power of 1,028,051 and 1,168,111 shares, respectively. In addition, Brown Investment Advisory & Trust Company had shared dispositive power of 18,550 shares and shared voting power of 500 shares.

 (5) Based solely on information provided in a Schedule 13G/A filed with the Securities and Exchange Commission on March 7, 2002, RS Investment Management Co. LLC had shared voting power and shared dispositive power over 2,042,800 shares.

 (6) Includes 206,500 shares issuable pursuant to stock options which are exercisable prior to June 8, 2002.

 (7) Includes 106,000 shares issuable pursuant to stock options which are exercisable prior to June 8, 2002.

 (8) Includes 124,000 shares issuable pursuant to stock options which are exercisable prior to June 8, 2002.

 (9) Includes 15,000 shares issuable pursuant to stock options which are exercisable prior to June 8, 2002.

(10) Includes 18,004 shares issuable pursuant to stock options which are exercisable prior to June 8, 2002.

(11) Includes 24,500 shares issuable pursuant to stock options which are exercisable prior to June 8, 2002.

(12) Includes 20,500 shares issuable pursuant to stock options which are exercisable prior to June 8, 2002.

(13) Includes 88,000 shares issuable pursuant to stock options which are exercisable prior to June 8, 2002.

(14) Includes 6,500 shares issuable pursuant to stock options which are exercisable prior to June 8, 2002.

(15) Includes 110,000 shares issuable pursuant to stock options which are exercisable prior to June 8, 2002.

(16) Includes 719,004 shares issuable pursuant to stock options which are exercisable prior to June 8, 2002.

                                   PROPOSAL I

                             ELECTION OF DIRECTORS

     The Board of Directors is divided into three classes. Each class serves a three-year term. Each Class I director is serving a term ending at the Annual Meeting of Stockholders to be held in 2003. Each Class II director's term will expire at the Annual Meeting to be held in 2004. The Class III director's term will expire at the Annual Meeting of Stockholders being held May 17, 2002. All directors will hold office until their successors have been duly elected and qualified.

     Prior to the annual meeting Douglas M. McBurnie and Manfred Loeb were the Class I Directors; John L. Sprague, Lionel H. Olmer and Willy M.C. Sansen were the Class II Directors; and James E. Donegan was the Class III Director.

     The Board of Directors has nominated and recommended that Mr. James E. Donegan, who is currently serving as the Class III Director of the Company, be elected the Class III Director, to hold office until the Annual Meeting of Stockholders to be held in 2005 or until his successor has been duly elected and qualified or until his earlier resignation or removal. Mr. Donegan has indicated his willingness to serve; however if he should be unable or unwilling to serve if elected; the proxies will be voted for the election of a substitute nominee designated by the Board of Directors or for fixing the number of directors at a lesser number. Shares represented by all proxies received by the Board of Directors and not so marked as to withhold authority to vote for Mr. Donegan, will be voted FOR the election of Mr. Donegan.

     The following table sets forth for Mr. Donegan and for each director whose term of office will extend beyond the Annual Meeting, the year each director was first elected a director, his age, the positions currently held by each director with the Company, the year each director's term will expire and the class of director of each director.

NOMINEE OR DIRECTOR'S NAME
AND YEAR NOMINEE OR DIRECTOR                                                        YEAR TERM     CLASS OF
FIRST BECAME A DIRECTOR                     AGE          POSITION(S) HELD          WILL EXPIRE    DIRECTOR
----------------------------                ---    ----------------------------    -----------    --------
NOMINEE:
James E. Donegan (1985)...................  56     Chairman of the Board and          2002          III
                                                   Chief Executive Officer
CONTINUING DIRECTORS:
Manfred Loeb (1982-1987; 1992)............  75     Director                           2003            I
Douglas M. McBurnie (2000)................  59     Director                           2003            I
Lionel H. Olmer (1988)....................  67     Director                           2004           II
John L. Sprague (1993)....................  72     Director                           2004           II
Willy M. C. Sansen (1997).................  58     Director                           2004           II

NOMINEE FOR ELECTION AT THE ANNUAL MEETING

     Mr. Donegan joined the Company in April 1985. Mr. Donegan has been Chairman of the Board and Chief Executive Officer of the Company since April 1985 and was the President from April 1985 until June 1999. Before joining the Company, Mr. Donegan held the position of Group Vice President of the Electronic Components Group at Midland Ross Corporation. Prior to Midland Ross Corporation, Mr. Donegan was Vice President and General Manager at Cameron & Barkley and Company. Prior to working at Cameron & Barkley and Company, Mr. Donegan spent ten years with the General Electric Company in various manufacturing positions. Mr. Donegan currently serves as a Director of Genesis Microchip Inc., a manufacturer of video semiconductors.

DIRECTORS WHOSE TERMS EXTEND BEYOND THE MEETING

     Mr. Loeb has been a director of the Company from 1982 to 1987 and from 1992 to the present. From 1983 to December 1992, he served as the Executive Director of Tractebel S.A. and Chief Executive Officer of the Electricity and Gas International Division of Tractebel S.A. From 1993 to 1999, Mr. Loeb served as an Honorary Director of Tractebel S.A. and Chairman of Tractebel, Inc. (USA).

     Mr. McBurnie has been a director of the Company from July 2000 to the present. Mr. McBurnie was formerly Senior Vice President, Computer, Consumer & Network Products Group, of VLSI Technology. From June 1994 to August 1997, Mr. McBurnie was with National Semiconductor where he was Senior Vice President and General Manager of its Communications and Consumer Group. Previously, Mr. McBurnie was Vice President and General Manager of National Semiconductor's Local Area Network Division. Prior to joining National Semiconductor, he held key executive positions at a number of Silicon Valley companies, including Xidex Corporation, Precision Monolithics and Fairchild Semiconductor.

     Mr. Olmer has been a director of the Company since 1988. From 1981 to 1985, he served as Undersecretary of Commerce for International Trade in the Reagan Administration. From 1985 until the present, he has been a partner in the law firm of Paul, Weiss, Rifkind, Wharton & Garrison, concentrating on international trade law.

     Dr. Sprague has been a director of the Company since 1993. He has been the president of John L. Sprague Associates, Inc., a consulting firm, since 1988. In addition to serving as a director of the Company, Dr. Sprague currently serves as a director of California Micro Devices, a manufacturer of electronic components.

     Dr. Sansen has been a director of the Company since July 1997. He has been a full professor at the Katholieke University Leuven in Belgium since 1981. He currently heads the Medical and Integrated Circuits and Sensors Division of the Electrical Engineering Department. Dr. Sansen is the author of six electronics books and more than three hundred papers and is currently a Fellow at the Katholieke University Leuven Institute of Electrical and Electronics Engineering, and past chairman of the Electrical Engineering Department of Katholieke University Leuven.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

     The Board of Directors of the Company held eighteen meetings during the fiscal year ended December 31, 2001. During their tenure, each of the directors, other than Mr. Sansen, attended at least 75% of the meetings of the Board of Directors and applicable committee meetings during fiscal 2001. Mr. Sansen attended thirteen meetings of the Board of Directors during fiscal 2001.

     The Company has standing Compensation and Audit Committees. The Compensation Committee, of which Mr. Loeb and Dr. Sprague are members, reviews and evaluates the compensation and benefits of all officers of the Company, reviews general policy matters relating to compensation and benefits of employees of the Company and makes recommendations concerning these matters to the Board of Directors. The Compensation Committee administers the Company's 1994 Stock Option and Incentive Plan ("1994 Stock Plan"), 1996 Incentive Stock Option Plan ("1996 Stock Plan"), 1996 Non-Employee Director Stock Option Plan ("1996 Director Stock Plan"), 1996 Employee Stock Purchase Plan ("1996 Stock Purchase Plan"), 1997 Stock Option Plan ("1997 Stock Plan"), 1999 Stock Option Plan ("1999 Stock Plan"), the 2000 Non-Qualified Stock Option Plan (the "2000 Non-Qualified Plan") and the 2002 Nonstatutory Stock Option Plan (the "2002 Non-Qualified Plan"). The Compensation Committee held no separate meetings during fiscal 2001.

     The Audit Committee, of which Mr. McBurnie, Mr. Olmer and Dr. Sprague are members, reviews with the Company's independent auditors, the scope and timing of their audit services and any other services they are asked to perform, the auditor's report on the Company's consolidated financial statements following completion of their audit and the Company's policies and procedures with respect to internal accounting and financial controls. Each member of the Audit Committee is independent, as that term is defined in Rule 4200(a) of the National Association of Securities Dealers listing standards. The Audit Committee held four meetings during fiscal 2001.

     The Board of Directors does not have a standing nominating committee or committee performing similar functions.

AUDIT COMMITTEE REPORT

     The Audit Committee is comprised of Mr. Douglas M. McBurnie, Mr. Lionel H. Olmer and Dr. John L. Sprague. The Audit Committee operates under a written charter adopted by the Board of Directors.

     The Audit Committee has reviewed and discussed with management and KPMG LLP, the Company's independent auditors, the audited financial statements for the fiscal year ended December 31, 2001. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has received from the independent auditors the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence. Based on the reviews and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the foregoing audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001.

     Readers of this report should note that the Company's independent auditors are responsible for auditing the Company's financial statements, which in turn are prepared by management. The role of the Audit Committee does not supersede or alter those responsibilities, nor does it provide any special assurances regarding the Company's financial statements or involve any professional evaluation of the quality of the audits performed by the independent auditors.

     Respectfully submitted,

     Douglas M. McBurnie
     Lionel H. Olmer
     John L. Sprague

                             COMPENSATION AND OTHER
                 INFORMATION CONCERNING DIRECTORS AND OFFICERS

EXECUTIVE COMPENSATION SUMMARY

     The following table sets forth certain information concerning the annual and long term compensation for services in all capacities to the Company for the fiscal years ended December 31, 1999, 2000 and 2001, of those persons who were, during this time (i) the chief executive officer and (ii) the other four most highly compensated executive officers of the Company (such five officers collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                          LONG TERM
                                             ANNUAL COMPENSATION       COMPENSATION(1)
                                           ------------------------    ---------------
                                                                         SECURITIES        ALL OTHER
                                 FISCAL                                  UNDERLYING       COMPENSATION
NAME AND PRINCIPAL POSITION       YEAR     SALARY($)    BONUS($)(2)      OPTIONS(#)          ($)(3)
---------------------------      ------    ---------    -----------      ----------       ------------
James E. Donegan...............   2001     $282,754      $      0           60,000          $36,764(4)
  Chairman and Chief              2000      291,692             0                0           20,922
     Executive Officer            1999      249,923       200,000          150,000           15,205
Bruce W. Diamond...............   2001      246,948       100,000          510,000(5)        40,210(6)
  President and Chief
     Operating Officer
Frank R. DiPietro..............   2001      225,731             0           60,000           17,373(7)
  Executive Vice President of     2000      230,000             0                0            9,844
     Finance, Chief Financial     1999      199,135       200,000          100,000            9,741
     Officer, Treasurer and
     Clerk
Stephen E. Parks...............   2001      230,898             0            8,000            8,315
  Executive Vice President        2000      250,000             0                0           89,865(8)
     for Sales and Marketing      1999      128,846       175,000          325,000           53,061(9)
Raymond W.B. Chow..............   2001      182,019             0           58,000            3,955
  Senior Vice President and       2000      197,187             0                0            3,950
     Chief Technology Officer     1999      182,235       100,000          100,000            3,771

---------------
(1) The Company did not make any restricted stock awards, grant any stock appreciation rights or make any long term incentive payments during fiscal years 1999, 2000 or 2001.

(2) Bonuses are reported in year earned even if actually paid in subsequent year.

(3) Includes contributions made by the Company on behalf of the Named Executive Officers to the Company's Tax Deferred Savings Plan, and insurance premiums paid by the Company.

(4) Includes $11,563 for relocation costs in 2001 in connection with Mr. Donegan's move from Massachusetts to California.

(5) Includes options for 500,000 shares granted in connection with the initial employment of Mr. Diamond.

(6) Includes $37,968 for relocation costs in 2001.

(7) Includes $9,296 for relocation costs for 2001.

(8) Includes $83,333 of loan forgiveness in 2000.

(9) Includes $51,041 for relocation costs in 1999.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth stock options granted during the year ended December 31, 2001 to the Named Executive Officers. No stock appreciation rights ("SARs") were granted during the year ended December 31, 2001.

                                              INDIVIDUAL GRANTS
                                        ------------------------------
                                         PERCENT OF                                   POTENTIAL REALIZABLE VALUE AT
                           NUMBER OF    TOTAL OPTIONS                                    ASSUMED ANNUAL RATES OF
                           SECURITIES    GRANTED TO                                    STOCK PRICE APPRECIATION FOR
                           UNDERLYING   EMPLOYEES IN     EXERCISE OR                        OPTION TERMS($)(3)
                            OPTIONS        FISCAL       BASE PRICE PER   EXPIRATION   ------------------------------
NAME                       GRANTED(#)    YEAR(%)(1)      SHARE($)(2)        DATE           5%              10%
----                       ----------   -------------   --------------   ----------   -------------   --------------
James E. Donegan.........    50,000(4)       2.1%           $ 6.87        04/17/11     $  216,025      $   547,451
                             10,000(5)       0.4%           $ 6.00        10/01/11     $   37,734      $    95,625
Bruce W. Diamond.........   500,000(6)      21.0%           $12.68        01/16/11     $3,989,550      $10,110,304
                             10,000(5)       0.4%           $ 6.00        10/01/11     $   37,734      $    95,625
Frank R. DiPietro........    50,000(4)       2.1%           $ 6.87        04/17/11     $  216,025      $   547,451
                             10,000(5)       0.4%           $ 6.00        10/01/11     $   37,734      $    95,625
Stephen E. Parks.........     8,000(5)       0.3%           $ 6.00        10/01/11     $   30,187      $    76,500
Raymond W.B. Chow........    50,000(4)       2.1%           $ 6.87        04/17/11     $  216,025      $   547,451
                              8,000(5)       0.3%           $ 6.00        10/01/11     $   30,187      $    76,500

---------------

(1) A total of 2,386,370 options were granted to employees (including the Named Executive Officers) in fiscal year 2001.

(2) All options were granted at fair market value on the date of the grant.

(3) Amounts reported in these columns represent amounts that may be realized upon exercise of the options immediately prior to the expiration of their term assuming the specified compound rates of appreciation (5% and 10%) on the market value of the Company's Common Stock on the date of option grant over the term of the options. These numbers are calculated based on rules promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price growth. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the timing of such exercise and the future performance of the Company's Common Stock. There can be no assurance that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the individuals.

(4) These options will vest in equal annual increments over five years from the date of grant, 04/17/01.

(5) These options are vested.

(6) This option will vest in equal annual increments over five years from the date of grant, 1/16/01.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

     The following table sets forth information with respect to options to purchase the Company's Common Stock granted to the Named Executive Officers, including (i) the number of unexercised options outstanding at December 31, 2001; and (ii) the value of such unexercised options at December 31, 2001. There were no shares acquired on exercise by the Named Executive Officers in the fiscal year ended December 31, 2001.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR-END OPTION VALUE TABLE

                                                              NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                             UNDERLYING UNEXERCISED             IN-THE MONEY
                                 SHARES                        OPTIONS AT YEAR-END        OPTIONS AT YEAR-END(1)($)
                                ACQUIRED        VALUE      ---------------------------   ---------------------------
NAME                           ON EXERCISE   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                           -----------   -----------   -----------   -------------   -----------   -------------
James E. Donegan.............     --             --          156,500        200,000        110,865        307,200
Bruce W. Diamond.............     --             --           10,000        500,000         68,500         81,250
Frank R. DiPietro............     --             --           86,000        130,000        102,460        299,000
Stephen E. Parks.............     --             --           88,000        230,000         54,800              0
Raymond W.B. Chow............     --             --          104,000        130,000         88,760        299,000

---------------
(1) Value is based on the difference between the option exercise price and the fair market value of the Company's Common Stock on December 31, 2001, multiplied by the number of shares underlying the options.

EXECUTIVE EMPLOYMENT AGREEMENTS

     The Company has entered into the following employment agreements with the Named Executive Officers:

     Mr. Donegan and the Company entered into an employment agreement on May 14, 1999. The employment agreement provides that Mr. Donegan will serve as President and Chief Executive Officer of the Company or in such other positions as the Board of Directors determines. Mr. Donegan may voluntarily terminate this employment after giving the Company written notice of intent to terminate at least thirty (30) days prior to the effective date of such termination. The Company may terminate his employment at any time with or without cause. If the Company terminates Mr. Donegan's employment without cause or if Mr. Donegan terminates his employment for good reason (as defined in the employment agreement), he will be entitled to receive a lump sum payment equal to twenty-four months' base salary plus his highest annual bonus amount from the three most recent years. In addition, upon a termination by the Company without cause or a termination by Mr. Donegan for good reason, all outstanding stock options of Mr. Donegan will become vested. Pursuant to the employment agreement, Mr. Donegan's salary is established annually by the Board of Directors, but may not be less than $252,000 per year. The amount of his annual bonus is at the sole discretion of the Board of Directors. Furthermore, Mr. Donegan has agreed that he will not directly or indirectly compete with the Company during the course of his employment and for an additional one-year period thereafter.

     Mr. DiPietro and the Company entered into an employment agreement on May 14, 1999. The employment agreement provides that Mr. DiPietro will serve as Executive Vice President of Finance and Chief Financial Officer of the Company or in such other positions as the Board of Directors determines. Mr. DiPietro may voluntarily terminate this employment after giving the Company written notice of intent to terminate at least thirty (30) days prior to the effective date of such termination. The Company may terminate his employment at any time with or without cause. If the Company terminates Mr. DiPietro's employment without cause if Mr. DiPietro terminates his employment for good reason (as defined in the employment agreement), he will be entitled to receive a lump sum payment equal to eighteen months' base salary plus his highest annual bonus from the three most recent years. In addition, upon a termination by the

Company without cause or termination by Mr. DiPietro for good reason, all outstanding stock options of Mr. DiPietro will become vested. Pursuant to the employment agreement, Mr. DiPietro's salary is established annually by the Board of Directors, but may not be less than $183,750 per year. The amount of his annual bonus is at the sole discretion of the Board of Directors. Furthermore, Mr. DiPietro has agreed that he will not directly or indirectly compete with the Company during the course of his employment and for an additional one-year period thereafter.

     Mr. Chow and the Company entered into an employment agreement on May 14, 1999. The employment agreement provides that Mr. Chow will serve as Senior Vice President and Chief Technology Officer of the Company or in such other positions as the Board of Directors determines. Mr. Chow may voluntarily terminate this employment after giving the Company written notice of intent to terminate at least thirty (30) days prior to the effective date of such termination. The Company may terminate his employment at any time with or without cause. If the Company terminates Mr. Chow's employment without cause or Mr. Chow terminates his employment for good reason (as defined in the employment agreement), he will be entitled to a lump sum payment equal to one years' base salary plus his highest annual bonus amount from the three most recent years. In addition, upon a termination by the Company without cause or a termination by Mr. Chow for good reason, all outstanding stock options of Mr. Chow will become vested. Pursuant to the employment agreement, Mr. Chow's salary is established annually by the Board of Directors, but may not be less than $183,750 per year, unless Mr. Chow so agrees. The amount of his annual bonus is at the sole discretion of the Board of Directors.

     Mr. Parks and the Company entered into an employment agreement on August 9, 1999. The employment agreement provides that Mr. Parks will serve as President or Chief Operating Officer of the Company or in such other position as the Board of Directors determines. Mr. Parks may voluntarily terminate this employment after giving the Company written notice of intent to terminate at least thirty
(30) days prior to the effective date of such termination. The Company may terminate his employment at any time with or without cause. If the Company terminates Mr. Parks's employment without cause or Mr. Parks terminates his employment for good reason (as defined in the employment agreement), he will be entitled to a lump sum payment equal to eighteen months' base salary plus the highest annual bonus amount from the three most recent years. Pursuant to the employment agreement, Mr. Parks's salary is established annually by the Board of Directors, but may not be less than $249,600 per year, unless Mr. Parks so agrees. The amount of his annual bonus is at the sole discretion of the Board of Directors. Furthermore, Mr. Parks has agreed that he will not directly or indirectly compete with the Company during the course of his employment and for an additional one-year period thereafter. As of January 1, 2001 Mr. Parks' position with the Company is Executive Vice President for Sales and Marketing.

     Mr. Diamond and the Company entered into an employment agreement on February 22, 2001. The employment agreement provides Mr. Diamond will serve as President and Chief Operating Officer of the Company or in such other positions as the Board of Directors determines. Mr. Diamond may voluntarily terminate this employment after giving the Company written notice of intent to terminate at least thirty (30) days prior to the effective date of such termination. The Company may terminate his employment at any time with or without cause. If the Company terminates Mr. Diamond's employment without cause or Mr. Diamond terminates his employment for good reason (as defined within the employment agreement), he will be entitled to a lump sum payment equal to eighteen months base salary plus the highest annual bonus amount from the three most recent years. In addition, upon termination by the Company without cause or a termination by Mr. Diamond for good reason, all outstanding stock options of Mr. Diamond will become vested. Pursuant to the employment agreement, Mr. Diamond's salary is established annually by the Board of Directors, but may not be less than $275,000 per year, unless Mr. Diamond so agrees. The amount of his annual bonus is at the sole discretion of the Board of Directors.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors currently consists of Mr. Loeb and Dr. Sprague, each of whom is an independent, non-employee director. The Compensation Committee is responsible for developing the compensation programs that relate to the Company's executive officers, senior management and other key employees and for establishing the specific short and long term compensation elements thereunder. The Compensation Committee also oversees the general compensation structure for all of the Company's employees. In addition, the Compensation Committee administers the Company's 1988 Stock Plan, 1991 Stock Plan, 1993 Stock Plan, 1994 Stock Plan, 1996 Stock Plan, 1996 Director Stock Plan, 1996 Stock Purchase Plan, 1997 Stock Plan, 1999 Stock Plan and the 2000 Non-Qualified Plan. Of these Plans, only the 1996 Stock Purchase Plan, 1997 Stock Plan, the 1999 Stock Plan and the 2000 Non-Qualified Plan have shares remaining which are available for grant.

     The Company's executive compensation program established by the Compensation Committee is designed to provide levels of compensation in formats that assist the Company in attracting, motivating and retaining qualified executives by providing a competitive compensation package geared to individual and corporate performance. The Compensation Committee strives to establish performance criteria, evaluate performance and establish base salary, annual bonuses and long term incentives for the Company's key decision makers based upon performance and is designed to provide appropriate incentives for maximization of the Company's short and long term financial results for the benefit of the Company's stockholders.

     In order to meet its objectives, the Compensation Committee has chosen three basic components for the Company's executive compensation program to meet the Company's compensation philosophy. Base salaries, the fixed regular component of executive compensation, are based upon (i) base salary levels among a competitive peer group, (ii) the Company's past financial performance and future expectations, (iii) the general and industry-specific business environment and (iv) individual performance. Annual bonuses, which are directly linked to the Company's yearly performance, are designed to provide additional cash compensation based on short term performance of certain key employees. Stock option grants, under the long term component of executive compensation, are designed to incentivize and reward executive officers and key employees for delivering value to the Company's stockholders over a longer, measurable period of time. Historically, the Company has used the grant of stock options that vest over some measurable period of time, currently five years, to accomplish this objective.

     Mr. Donegan is the Chief Executive Officer and Chairman of the Board of Directors. His fiscal 2001 performance was evaluated on the basis of the factors described above applicable to executive officers generally. His base salary was based on a number of factors, including the base salaries of executives performing similar functions for peer companies and his employment contract. The annual bonus and stock option grant components of his compensation, as well as his salary, reflect the Company's financial performance, the continued introduction and commercialization of new products and progress toward achieving business goals, as well as the achievement by Mr. Donegan of other non-financial goals. In assessing Mr. Donegan's performance for fiscal 2001, the Compensation Committee concluded that the financial and non-financial goals on which his compensation was based had been achieved.

     In general, under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), the Company cannot deduct, for federal income tax purposes, compensation in excess of $1,000,000 paid to certain executive officers. This deduction limitation does not apply, however, to compensation that constitutes "qualified performance-based compensation" within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder. The Company has considered the limitations on deductions imposed by Section 162(m) of the Code, and it is the Company's present intention that, for so long as it is consistent with its overall compensation objective, substantially all tax deductions attributable to executive compensation will not be subject to the deduction limitations of Section 162(m) of the Code.

     Respectfully submitted by the Compensation Committee:

          Manfred Loeb
        John L. Sprague

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company's Board of Directors has established a Compensation Committee consisting of Mr. Loeb and Dr. Sprague. No person who served as a member of the Compensation Committee was, during the fiscal year ended December 31, 2001, an officer or employee of the Company or any of its subsidiaries, was formerly an officer of the Company or any of its subsidiaries, or had any relationship requiring disclosure herein. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

COMPENSATION OF DIRECTORS

     During 2001, directors who were not employees of the Company were entitled to receive $2,500 per quarter as a retainer, $1,000 for each meeting of the Board of Directors attended in person, $500 for each teleconference meeting of the Board of Directors and $1,000 for each committee meeting, unless such committee meeting is held on the same day as a meeting of the Board of Directors in which case the compensation is reduced to $500. Such non-employee directors elected not to accept their fees for the last quarter of 2001 and the first quarter of 2002. The fees described above are planned to be reinstated in the second quarter of 2002 at 50% of these amounts level and at 100% beginning with the third quarter of 2002. No employee of the Company receives separate compensation for services rendered as a director. All directors are reimbursed for expenses in connection with attending Board and committee meetings.

     On March 14, 1997, the Board of Directors of the Company adopted the 1997 Stock Option Plan, which was approved by the Company's stockholders at the Special Meeting in Lieu of Annual Meeting held on May 30, 1997. Among other provisions of the 1997 Stock Option Plan, each director, who is not also an employee or consultant of the Company, received on the third Monday in July, 1997 (and has and will continue to receive on the same day each year thereafter) an option to purchase 5,000 shares of Common Stock (the "Director Options"). Each person who is not also an employee or consultant of the Company and becomes a director after the third Monday in July, 1997 will receive, upon the date of his or her initial election as a director, an option to purchase 5,000 shares of Common Stock. In 1999, the Company increased this option grant from 5,000 to 7,500 shares. The Director Options granted will vest one-fifth on each anniversary of the date of grant and have an exercise price equal to the fair market value of the Common Stock on the date of grant. The term of each Director Option will be for a period of ten years from the date of grant. Director Options will be subject to accelerated vesting under certain circumstances and may be transferred to the extent vested. On February 17, 1999, the Board of Directors adopted the 1999 Stock Plan, which was approved by the Company's stockholders at the Annual Meeting held on May 28, 1999. The 1999 Stock Plan provides for 1,200,000 shares of the Company's Common Stock to be reserved for the grant of incentive stock options to employees of the Company and the grant of non-qualified stock options, stock awards and opportunities to make direct purchases of stock in the Company to employees, directors, officers and consultants of the Company. Directors are eligible to receive option grants under the 1999 Stock Plan and the Company intends to grant options to the Directors consistent with past practices. On September 21, 2001, the Board of Directors adopted the 2002 Nonstatutory Stock Option Plan. The 2002 Nonstatutory Stock Option Plan provides for 1,000,000 shares of the Company's Common Stock to be reserved for grant of non-qualified stock options, stock awards and opportunities to make direct purchases of stock in the Company to employees, directors, officers and consultants of the Company. Directors are eligible to receive option grants under the 2002 Nonstatutory Stock Option Plan and the Company intends to grant options to the Directors consistent with past practices.

     The Company has purchased directors' and officers' liability insurance covering all of the Company's directors and officers. The aggregate premium for this insurance policy in 2001 was $273,030.

                            STOCK PERFORMANCE GRAPH

     The following performance graph compares the percentage change in the cumulative total stockholder return on the Company's Common Stock during the five year period from December 31, 1996 through December 31, 2001, with the cumulative total return on (i) a group consisting of the Company's peer corporations on a line-of-business basis (the "Peer Group") and (ii) the Nasdaq Composite Index (Total Return). The comparison assumes $100 was invested on December 31, 1996 in the Company's Common Stock, the Peer Group and the Nasdaq Composite Index and assumes reinvestment of dividends, if any. The Peer Group consists of all corporations that are members of the semiconductor industry with 3674 as their Primary Standard Industrial Classification Number.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
                            AMONG SIPEX CORPORATION,
                     PEER GROUP AND NASDAQ COMPOSITE INDEX

LOGO

-------------------------------------------------------------------------------------------------------------------
                                             12/31/96    12/31/97    12/31/98    12/31/99    12/31/00    12/31/01
-------------------------------------------------------------------------------------------------------------------
 SIPEX Corporation Common Stock               $100.00     $187.60     $217.83     $152.33     $148.45      $79.69
 Peer Group                                   $100.00     $104.21     $156.89     $337.57     $250.83     $203.56
 Nasdaq Composite Index (Total Return)        $100.00     $122.32     $172.52     $304.29     $191.25     $152.46

                                                             DECEMBER 31, 1996    DECEMBER 31, 2001
                                                                    ($)                  ($)
                                                             -----------------    -----------------
SIPEX Corporation Common Stock.............................       100.00                79.69
Peer Group.................................................       100.00               203.56
Nasdaq Composite Index (Total Return)......................       100.00               152.46

---------------
 * $100 invested on January 1, 1997 in Common Stock or the appropriate index, including reinvestment of dividends, through fiscal year ended December 31, 2001.

(1) This chart is not "soliciting material," is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference in any filings of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

(2) The stock price performance shown on the graph is not necessarily indicative of future price performance. Information used on this graph was obtained from Media General Financial Services, Inc., a source believed to be reliable, although the Company is not responsible for any errors or omissions in such information.

                              CERTAIN TRANSACTIONS

     On December 14, 1998, the Company made a loan to Frank R. DiPietro, Executive Vice President of Finance, Chief Financial Officer, Treasurer and Clerk of the Company, in the sum of $250,000 cash. The loan was secured by a Pledge and Security Agreement dated December 14, 1998 and was evidenced by the issuance and delivery to the Company of a Promissory Note bearing interest at a rate of 8% per annum, with interest payable on a monthly basis and the principal and any remaining interest payable at maturity. The loan was extended pursuant to the issuance and delivery of a Promissory Note dated December 21, 2000. On March 17, 2001, the Company elected to forgive amounts owed pursuant to the Promissory Note at a rate of 25% per year over the next four years, so long as Mr. DiPietro remains an employee of the Company. The largest aggregate amount of indebtedness under such Promissory Note during the fiscal year ended December 31, 2001 was $250,000. As of April 8, 2002, $187,500 remained outstanding.

     In November 1999, the Company made a loan to Stephen E. Parks, Executive Vice President for Sales and Marketing of the Company, in the sum of $250,000 cash. The largest aggregate amount of indebtedness under such Promissory Note during the fiscal year ended December 31, 2001 was $138,889. As of April 8, 2002, $34,723 remained outstanding.

                            INDEPENDENT ACCOUNTANTS

     The Board of Directors has selected the firm of KPMG LLP as the Company's independent accountants for the 2002 fiscal year. KPMG LLP has served as the Company's independent accountants commencing with the year ended December 31, 1995.

     Representatives of KPMG LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

INDEPENDENT AUDITORS FEES

     The Company retained KPMG LLP to audit the consolidated financial statements for 2001. The aggregate fees billed for professional services by KPMG in 2001 for these various services were:

     Audit Fees: $160,000 for services rendered for the annual audit of the Company's consolidated financial statements for 2001 and the quarterly reviews of the financial statements included in the Company's Forms 10-Q.

     Tax Fees: $38,000 for services rendered to the Company for the preparation of the Company's federal and state income tax returns for 2001.

     All Other Fees: The aggregate fees billed by KPMG for services other than those described above for the fiscal year ended December 31, 2001 were $86,000.

     SIPEX's Audit Committee has determined that the provision of the services provided by KPMG as set forth herein are compatible with maintaining KPMG's independence.

     Although the Company expects to continue to retain KPMG for audit services, the Company's managers make all management decisions and are responsible for establishing and maintaining the Company's system of internal accounting controls.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers, directors and persons who own more than ten percent of a registered class of the Company's equity securities (collectively, "Reporting Persons"), to file reports of ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission and the Company. Based on the Company's review of copies of such forms and written representations from the Reporting Persons, the Company believes that all its officers, directors and greater than ten percent stockholders complied with all filing requirements applicable to them with respect to transactions during fiscal year 2001.

                           EXPENSES AND SOLICITATION

     The cost of soliciting proxies on behalf of the Company will be borne by the Company. The Company will pay banks, brokers and other entities that exercise fiduciary powers which hold shares of Common Stock of record in nominee name or otherwise or as a participant in a registered clearing agency or which hold shares of Common Stock on behalf of beneficial owners and deposit such shares for safekeeping with another entity that exercises fiduciary powers their reasonable expenses for completing the mailing to security holders of proxy soliciting material and annual reports supplied by the Company. Further solicitation may be made by the officers and employees of the Company by mail, telephone, telegraph or personal interview without additional compensation. The Company also may retain a professional proxy solicitation service at the Company's expense to assist in the solicitation of proxies if necessary.

                DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

     Proposals of stockholders intended for inclusion in the Company's proxy materials to be furnished to all stockholders entitled to vote at the 2003 Annual Meeting of Stockholders pursuant to SEC Rule 14a-8 must be received at the Company's principal executive offices not later than December 18, 2002.

     The SEC rules allow the proxies of Company management to use their discretionary voting authority with respect to any stockholder proposal, when and if raised at the Annual Meeting of stockholders, that is not intended to be included in the Company's proxy statement, without any discussion of the matter in the proxy statement, unless the stockholder has notified the Company of such proposal not less than forty-five (45) calendar days in advance of the anniversary of the mailing date of the prior year's proxy statement. The discretionary vote deadline for the 2003 Annual Meeting of Stockholders is March 8, 2003.
                            ------------------------

     THE BOARD OF DIRECTORS ENCOURAGES STOCKHOLDERS TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

                                                                  SKU 1504-PS-02

                                   DETACH HERE

                                      PROXY

                                SIPEX CORPORATION

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 17, 2002

                       SOLICITED BY THE BOARD OF DIRECTORS

        The undersigned stockholder of SIPEX Corporation, a Massachusetts corporation (the "Corporation"), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 22, 2002 and hereby appoints James E. Donegan and Frank R. DiPietro, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of the Corporation to be held at the Corporation's corporate offices, located at 233 South Hillview Drive, Milpitas, California 95035 on Friday, May 17, 2002 at 10:00 a.m., local time, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on all the matters set forth on the reverse side.

[SEE REVERSE SIDE]       CONTINUED AND TO BE SIGNED ON REVERSE SIDE       [SEE REVERSE SIDE]

                                   DETACH HERE

[X] PLEASE MARK
    VOTES AS IN
    THIS EXAMPLE.

THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OF STOCKHOLDERS.

1. To elect Mr. James E. Donegan as a member of the Board of Directors to serve for a three-year term as a Class III Director


        [ ]  FOR                                                  [ ]  WITHHOLD

and, in their discretion, upon such other matter or matters which may properly come before the meeting or any adjournment or adjournments thereof.

                               MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [ ]

(This proxy should be dated and must be signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)

Signature:                     Date:             Signature:                     Date:
           ------------------        ----------             ------------------        ----------